Grant No.:	Exhibit 10.31

CYTYC CORPORATION

2004 OMNIBUS STOCK PLAN

PERFORMANCE SHARE AGREEMENT

Cytyc Corporation, a Delaware corporation (the “Company”), hereby grants (the “Grant”) performance shares (“Performance Shares”) relating to shares of its common stock, $.01 par value, (the “Stock”) to the Grantee named below, subject to the vesting conditions set forth below and in the attachment. Additional terms and conditions of the Grant are set forth in this cover sheet, in the attachment and in the Company’s 2004 Omnibus Stock Plan, as amended (the “Plan”).

Grant Date:

Name of Grantee:

Grantee’s Social Security Number:

Performance Period:                     , 200   through                     , 200

Target Award:

Performance Criteria and Payout:

[year]			[year]			[year]
EPS(*)	Payout	Shares	EPS	Payout	Shares	EPS	Payout	Shares

$	%		$	%		$	%

* EPS means the Earnings Per Share of the Company, as determined by the Company in accordance with generally accepted accounting principles, excluding extraordinary items and one-time charges, and reported on the applicable year-end financial statements of the Company

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available on request. You agree that in the event of any inconsistency between this Agreement and the Plan, the Plan will control.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

CYTYC CORPORATION

2004 OMNIBUS STOCK PLAN

PERFORMANCE SHARE AGREEMENT

Performance Shares/ Nontransferability

This Grant is an award of Performance Shares pursuant to which you may earn the number of shares of Stock set forth on the preceding cover page (“Cover Sheet”) based upon the Company’s performance over the Performance Period, and subject to the vesting conditions described below. Each Performance Share relates to one share of Stock. Your Performance Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may your Performance Shares be made subject to execution, attachment or similar process.

Earning of Performance Shares; Vesting

The Performance Shares are earned based upon the Earnings per Share of the Company over the Performance Period, as determined by the Company in accordance with generally accepted accounting principles, excluding extraordinary items and one-time charges, and reported on the applicable year-end financial statements of the Company.

The highest aggregate number of shares of Stock that may be earned under this award is % of the Target Award.

Performance Shares earned shall become vested provided that you continue in Service through the last day of the Performance Period. Except as otherwise provided, you will forfeit any Performance Shares granted hereunder if you terminate employment with the Company on or prior to the last day of the Performance Period.

If your Service terminates as a result of your death or Disability, a proportion of the Performance Shares hereunder shall become vested upon the date of your termination of Service, determined by multiplying the number of Performance Shares earned at the conclusion of the Performance Period by a fraction, the numerator of which is the number of completed months of your Service during the Performance Period prior to your termination of Service and the denominator of which is thirty-six (36).

In the event of a Corporate Transaction prior to the end of the Performance Period, you will be vested in Performance Shares as of the closing date of such transaction, based on the following calculation: the actual shares earned from the Performance Criteria and Payout Matrix on page 1 for all completed calendar years; plus the shares representing target level of performance earned from the Performance Criteria and Payout Matrix on page 1 for the balance of the Performance Period.

Delivery of Stock Pursuant to Performance Shares

The Company shall deliver the shares of Stock represented by your vested Performance Shares as soon as practical following the date on which such Performance Shares become vested. You will have no further rights with regard to a Performance Share once the share of Stock associated with the Performance Share has been delivered to you.

Withholding Taxes

Your right to the shares of Stock subject to the vested Performance Shares is contingent upon your satisfaction of any withholding or other taxes that may be due as a result of the delivery of the Stock subject to the vested Performance Shares.

In the event that the Company determines that any federal, state, local or foreign tax or withholding payment (a “Withholding Tax Payment”) is required relating to the delivery of Stock subject to your vested Performance Shares, the Company shall have the right to require that you pay such Withholding Tax Payment, or, at the Company’s election, withhold the Withholding Tax Payment from other payments due to you from the Company or any Affiliate subject to applicable law (including, but not limited to, withholding the delivery of shares of Stock otherwise deliverable under this Agreement or making deductions from any earned pay).

Tax Withholding

As a condition to your right to receive any shares of Stock under this award, the Company is authorized to withhold from any payments or shares of Stock due you the Withholding Tax Payment for remittal to the IRS on your behalf.

Retention Rights

This Agreement does not give you the right to remain employed by the Company (or any of its Affiliates) in any capacity, and does not constitute an employment contract. The Company (and its Affiliates) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights	You do not have any of the rights of a shareholder with respect to the Performance Shares.

Forfeiture of Rights

If in management’s sole discretion, you violate any material terms of your employment, including but not limited to the provisions of your Non-Disclosure or Non-Compete Agreements, or otherwise take actions in competition with, or to the detriment of the Company, the Company shall have the right to cause a forfeiture of any Performance Shares which remain unvested, and with respect to the shares of Stock delivered to you pursuant to this Agreement which became vested during the twelve months immediately prior to any such act, the Company shall have the right to offset against any other compensation due you, the economic value of such vested / delivered shares, to the degree permitted by applicable law.

Unless otherwise specified in an employment or other agreement between the Company and you, you take actions in competition with the Company if you directly or indirectly own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or performs any services for, any entity which has operations which compete with any business in which the Company or any of its Affiliates is engaged or has publicly announced its intention to engage in during your employment with the Company or any of its Affiliates and/or at the time of the your termination of employment.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this Grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Except as provided above, in the event of a Corporate Transaction, your Performance Shares shall be subject to the Plan and the terms of the agreement of merger, liquidation or reorganization in the event of a merger, liquidation or reorganization.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Grant of Performance Shares. Any prior agreements, commitments or negotiations concerning this Grant are superseded by this document.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company’s Human Resources Department to request paper copies of these documents.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.